                                                                      Exhibit 11


                  Western Pennsylvania Adventure Capital Fund
             Schedule of Computation of Earnings Per Common Share
                                For the Periods

                                     April 1, 1999   January 1, 1999
                                        through          through
                                     June 30, 1999    June 30, 1999
                                     -------------   ---------------
                                      (unaudited)      (unaudited)
Net Income (Loss)                    $         640   $        (3,751)
                                     =============   ===============

Weighted Average Number of Common
 Shares Outstanding                      2,210,434         2,210,434
                                     =============   ===============

Earnings per Common Share            $        0.00   $          0.00
                                     =============   ===============

                                     April 1, 1998   January 1, 1998
                                        through          through
                                     June 30, 1998    June 30, 1990
                                     -------------   ---------------
                                      (unaudited)      (unaudited)
Net Income (Loss)                    $      (9,609)  $        (5,440)
                                     =============   ===============

Weighted Average Number of Common
 Shares Outstanding                      2,210,434         2,210,434
                                     =============   ===============

Earnings per Common Share            $        0.00   $          0.00
                                     =============   ===============